UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2026
CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8022	62-1051971
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_☐_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_☐_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_☐_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_☐_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company _☐_

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. _☐_

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2026, CSX Corporation (the "Company" or "CSX") announced that Michael A. Cory is retiring from the Company. In connection with his retirement and in order to facilitate a smooth transition of his responsibilities, Mr. Cory will cease serving in his position as Executive Vice President and Chief Operating Officer of the Company, effective October 12, 2026 (the "Transition Date"), and will provide transition services from the Transition Date through May 8, 2027 (the "Transition Period"), at which time his employment with the Company will terminate in all capacities.

The Company has entered into a Transition Agreement with Mr. Cory (the “Transition Agreement”) under which, during the Transition Period, he will continue to receive, subject to his execution and non-revocation of a release of claims and compliance with post-employment restrictive covenants (including the Non-Compete Agreement (as defined below)), his current base salary at the annual rate of $780,000, payment of his annual bonus under the CSX Management Incentive Compensation Plan (“MICP”) in effect for 2026 based on actual performance in accordance with its terms, and benefits under the Company’s health and welfare plans and programs. In addition, Mr. Cory will be eligible to receive an annual bonus under the 2027 MICP with a target bonus opportunity in the same amount as his target bonus opportunity for 2026, with payment of any such bonus pro-rated based on the number of days he is employed in 2027 and based on actual performance goals in accordance with the terms of the 2027 MICP and payable at the time bonuses are paid to the Company’s senior executives. Mr. Cory’s outstanding equity incentive awards will be treated in accordance with a “retirement” termination under the terms of the applicable award agreements.

Mr. Cory has also entered into a Non-Compete Agreement with the Company (the “Non-Compete Agreement”), pursuant to which Mr. Cory is subject to non-competition and non-solicitation restrictions that apply during his continued employment with the Company and for 24 months following the termination of his employment, and confidentiality restrictions that apply during employment and at all times thereafter.

The foregoing descriptions of the Transition Agreement and Non-Compete Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements to be attached to the Company’s Annual Report on Form 10-K filed for the fiscal year ending December 31, 2026.

Item 7.01    Regulation FD Disclosure.

On October 12, 2026, the Company issued a press release announcing the leadership change reported in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated October 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:     /s/ MICHAEL S. BURNS
Name:     Michael S. Burns
Title:     Senior Vice President – Chief Legal Officer and Corporate Secretary

DATE: October 13, 2026